UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Macatawa Bank Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

All Employees:

Macatawa Bank Corporation (“Macatawa”) has entered into a merger agreement with Wintrust Financial Corporation (Wintrust), and that announcement was made public as of the market close today. The corresponding press release is attached.

After careful consideration and review, our Board of Directors has selected to align our bank with a company that shares our community banking values and commitment to exceptional customer service and performance. I understand that while this message may create initial apprehension, I ask that each of you take the time to hear all the information we would like to share with you about why this decision was made and what we believe the opportunities are for all Macatawa stakeholders.

Wintrust was formed in 1991 to give community banks the leverage to compete with regional and national banks.  Wintrust acquires community banks and, in many cases, allows those banks to keep their bank charters, name, and local board of directors.   In turn, Wintrust provides the operational support and framework to allow their community banks to focus on serving their customers and communities.   Wintrust started in the Chicagoland area and has grown to include 15 individual banks serving Chicago, Wisconsin, NW Indiana and SW Florida markets. Macatawa Bank will become the 16th bank and the first bank charter in Michigan. We will retain the Macatawa Bank name and a local Board of Directors.

We believe this is a positive move for Macatawa Bank and allows us to grow and operate as a community bank while providing our customers with access to a wider range of products, services and resources.

You will likely have questions about what is going to happen and when, what to say to customers, what to say to the employees you manage, and, importantly, what this means for you. We understand and we are committed to providing accurate and timely information to you. You have been sent an invitation to an All Employee meeting this Friday, the 19th. This meeting will give you a chance to meet Wintrust management, hear information and ask questions. In addition, meeting invitations for sales officers and managers have been sent to hold smaller group meetings tomorrow, Tuesday the 16th. There will be more meetings and communications coming and our human resource groups will be working closely together to facilitate that employee communication.

Initial employee communication this week:

Sales Officer/Relationship Manager Meetings – Tuesday, April 16

Manager/Supervisor Meeting – Tuesday, April 16

All Employee Meeting – Friday, April 19 (this meeting will be recorded if you are unable to attend)

FAQs for Employees - attached
Customer Talking Points - attached
Press Release – attached

For now, it remains business as usual.   The merger agreement requires shareholder and regulatory approval and it will be several months before the transaction is closed. Most likely not until the 4th quarter of this year, and then to be followed by integration activity. In the meantime, we have customers to serve and work to do. I am confident we as an employee group will show the Wintrust banking family why picking Macatawa as a partner to take on Michigan was the right choice. We were selected because of our culture and performance, and maintaining both is essential to continued success for all.

Legal Disclaimer

This communication is being made in respect of the proposed merger transaction involving Wintrust and Macatawa.  This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy Wintrust or Macatawa’s securities or the solicitation of any vote or approval.

The proposed merger transaction will be submitted to the shareholders of Macatawa for their consideration.  In connection therewith, the parties intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4, which will include the proxy statement of Macatawa that constitutes a prospectus of Wintrust (the “proxy statement/prospectus”).  However, such materials are not currently available.  The proxy statement/prospectus will be mailed to the shareholders of Macatawa when available.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WINTRUST, MACATAWA, THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about Wintrust and Macatawa and/or the proposed transaction, once such documents are filed with the SEC, at the SEC’s website at www.sec.gov.  In addition, copies of the documents filed with the SEC by Wintrust, including the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus, will be available free of charge on the Wintrust’s website at www.wintrust.com under the heading “Investor Relations” and then under the link “Documents” or by contacting David A. Dykstra, Vice Chair and Chief Operating Officer at (847) 939-9000.  Copies of the documents filed with the SEC by Macatawa, including the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus, will be available free of charge on Macatawa’s website at www.macatawabank.com under the heading “Investor Relations” or by contacting Bryan Barker, Chief Financial Officer at (616) 494-1448.

Participants in the Solicitation. Wintrust, Macatawa and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Wintrust is set forth in its proxy statement for its 2024 annual meeting of shareholders, which was filed with the SEC on April 4, 2024, its annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 28, 2024, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.  Information about the directors and executive officers of Macatawa is set forth in its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on March 17, 2023, its annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 15, 2024, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.  Additional information regarding the participants in the proxy solicitation, including a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.